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                                                                    Exhibit 23.3


          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the registration statement on Form S-3 (No. 333-46581) of our report dated January 24, 1997, included as Exhibit 99.3 to F.N.B. Corporation's Form 8-K filed October 29, 1998, with respect to our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the years ended December 31, 1996 and 1995. We also consent to the reference to our firm as experts under the caption "Independent Auditors."

                                             /s/ PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
February 9, 1999